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                          Mail to: Secretary of State
                             Corporations Section
MUST BE TYPED              1560 Broadway, Suite 200
FILING FEE: $25.00             Denver, CO 80202      Please include a typed
MUST SUBMIT TWO COPIES          (303) 894-2251      self-addressed envelope
                              Fax  (303) 894-2242

                            ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: The Southshore Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted on April 18, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

[    ]    No shares have been issued or Directors Elected - Action by
          Incorporators

[    ]    No shares have been issued but Directors Elected - Action by
          Directors

[    ]    Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

[ x  ]    Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is iRV, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that
date:     _______________________________________________________
          (Not to exceed ninety (90) days from the date of filing)

                                   THE SOUTHSHORE CORPORATION

                                   By:  /s/ John Deufel
                                        ------------------------------
                                        John Deufel, President